UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 21, 2008

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As described in the press release attached as Exhibit 99.1, Extreme Networks, Inc. (the “Company”) held a meeting with investors and made an audio-only webcast of the event available on the Company’s website at www.extremenetworks.com. The presentation included a discussion of the Company’s target business model of gross margins of 58 to 59%, research and development expenses of 16 to 17%, sales and marketing expenses of 25 to 26%, and general and administrative expenses of 8%, with total operating expenses between 49 and 51% and an operating margin of 8 to 9%.

The above target business model percentages are derived from the Company’s non-GAAP business model. This non-GAAP business model excludes the effect of stock-based compensation expenses. The Company does not have an equivalent GAAP business model. The target business model reflects the Company’s goals and objectives it hopes to achieve over the next two fiscal years and achieving it in that time frame is subject to various risks and uncertainties, including the Company’s ability to control expenses, competitive pressures and other risks, including those described in the Company’s filing with the SEC; there can be no assurance that the model can be achieved or the time frame within which it can be achieved.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title or Description

99.1	Press Release dated May 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2008

EXTREME NETWORKS, INC.

By:	/s/ Karen Rogge
Karen Rogge
Senior Vice President, Chief Financial Officer

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